UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 3, 2008

ENERGY INFRASTRUCTURE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-32941	20-3521405
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Suite 1300, 1105 North Market Street, Wilmington, Delaware	19899
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (302) 655-1771

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On October 3, 2008, Energy Infrastructure Acquisition Corp., a Delaware corporation (the “Company”) determined, in light of current market uncertainties, to authorize the transfer of the funds being held in the trust account from a money market fund invested in U.S. Government obligations into a money market fund invested solely in U.S. treasuries. The transfer of the funds was effected at par.

This information shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended.

Item 8.01. Other Events

On October 3, 2008 the Company announced that its Board of Directors has set October 30, 2008, as the date for the Company’s special meeting of stockholders to consider and approve the dissolution and liquidation of the Company. The Board has also set a record date of October 6, 2008 for the meeting. Holders of record of the registrant’s common stock at the record date will be entitled to vote their shares at the meeting.

The meeting will be held at the time and place identified in the formal notice of meeting, which, together with a proxy statement and form of proxy, will be sent to stockholders in the near future. Stockholders are urged to read those materials carefully.

A copy of the press release concerning the foregoing is attached as Exhibit 99.1 and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits

No.	Description
99.1	Press Release dated October 3, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 3, 2008

Energy Infrastructure Acquisition Corp.

By:	/s/ Marios Pantazopoulos
Name: Marios Pantazopoulos
Title: Chief Financial Officer

EXHIBIT INDEX

No.	Description
99.1	Press Release dated October 3, 2008